Exhibit 10.10

INFORMED DECISIONS CORPORATION

SERIES A PREFERRED STOCK REPURCHASE AGREEMENT

This Repurchase Agreement (this “Agreement”) is made as of November 19, 2009 by and among Informed Decisions Corporation, a California corporation (the “Company”), and CSWL, Inc. (the “Holder”). Collectively, the Company and the Holder are referred to as the “Parties.”

RECITALS

A. The Holder is the registered holder of 1,240 shares of Series A Preferred Stock of the Company.

B. The Holder now desires and agrees to sell 1,240 shares of Series A Preferred Stock to the Company (the “Shares”), and the Company desires to repurchase the Shares from the Holder (the “Repurchase”).

C. The Holder issued a Promissory Note to the Company in the aggregate principal amount of $1,000,000 on September 30, 2008 (the “Note”).

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

SECTION 1

Repurchase of the Shares

1.1 Repurchase of the Shares. The Company agrees to purchase the Shares from the Holder and the Holder agrees to sell the Shares to the Company in consideration for the cancellation of the Note by the Company (the “Cancelled Note”).

1.2 Closing Date. The closing of the Repurchase (the “Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, on the first business day on which the conditions set forth in Sections 5 and 6 have been satisfied or waived by the party entitled to waive the same (the “Closing Date”).

1.3 Delivery. At the Closing, the Holder will deliver to the Company Series A Preferred Stock certificate No. A-1, representing the Shares and registered in the name of the Holder, and the Company shall deliver to the Holder the Cancelled Note, as consideration for the repurchased Shares.

SECTION 2

Representations of the Company

The Company hereby represents and warrants as follows:

2.1 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

2.2 Authorization. The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Holder, constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

2.3 Consents. No material consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any third party, including a party to any agreement with the Holder, is required by or with respect to the Holder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 3

Representations of the Holder

The Holder hereby represents and warrants to the Company as follows:

3.1 Ownership of Shares. The Holder is the sole record and beneficial owner of the Shares, and such Shares are to be repurchased pursuant to this Agreement. Such Shares are not subject to any lien, charge, pledge, claim, restrictions on transfer, mortgage, security interest, or title defect or other encumbrance of any sort (collectively “Liens”) or to any rights of first refusal of any kind, and the Holder has not granted any rights to purchase such Shares to any other person or entity. The Holder has the sole right to transfer such Shares to the Company. Upon the Closing, the Company will receive good title to such Shares, subject to no Liens retained, granted or permitted by the Holder.

3.2 Authorization. The Holder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Holder and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of the Holder enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3 Consents. No material consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any third party, including a party to any agreement with the Holder, is required by or with respect to the Holder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.4 Tax Liability. The Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transaction contemplated by this Agreement. The Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents for the federal, state, local and foreign tax consequences to the Holder that may result from the transaction contemplated by this Agreement. The Holder understands that it (and not the Company) shall be responsible for any tax liability of such the Holder that may arise as a result of the transaction contemplated by this Agreement.

3.5 Access to Data. The Holder has had access to and has had the opportunity to review, the information and records of the Company for purposes of conducting the Holder’s own independent review and analysis of the Company’s business, prospects and financial condition. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and the opportunity to review the Company’s facilities. The Holder has also had an opportunity to ask questions of officers of the Company, which questions were answered to the Holder’s satisfaction. The Holder acknowledges that the value of the Shares may be or become higher than the price at which the Company is repurchasing the Shares from the Holder, and the Holder further acknowledges that it has received all information it has deemed appropriate or necessary to enable the Holder to evaluate its decision to sell the Shares to the Company.

SECTION 4

Covenants

4.1 Termination of Rights Associated with Shares. The Holder acknowledges that upon the Closing, all of the Holder’s rights under the Series A Preferred Stock Purchase Agreement dated October 1, 2005, any and all amendments or supplements thereto, and any other agreements entered into in connection with the Holder’s original purchase of the Shares from the Company shall immediately terminate and be of no further force or effect with respect to the Shares; and the Holder agrees to waive any and all rights thereunder. The Holder further agrees to execute and deliver any additional instruments necessary to document such termination of rights and to fully carry out the purposes of these covenants.

4.2 Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, the Holder agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Company in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

SECTION 5

Conditions of Closing of the Company

The obligations of the Company to repurchase the Shares are, at the option of the Company, subject to the fulfillment of the following conditions as of the Closing Date:

5.1 Representations and Warranties Correct. The representations and warranties made by the Holder in Section 3 of this Agreement shall be true and correct on the Closing Date.

5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Holder on or prior to the Closing Date shall have been performed or complied with.

5.3 Delivery of Certificate. The Holder shall have delivered to the Company the original stock certificate(s) representing the Shares and shall have executed an Assignment Separate from Certificate relating to the Shares in the form attached hereto as Exhibit A.

SECTION 6

Conditions of Closing of the Holder

The obligations of the Holder to sell the Shares are, at the option of the Holder, subject to the fulfillment of the following conditions as of the Closing Date:

6.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 of this Agreement shall be true and correct on the Closing Date.

6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

6.3 Delivery of Cancelled Note. The Company shall have delivered the Cancelled Note as specified in Section 1.1 and Section 1.3.

SECTION 7

Miscellaneous

7.1 Governing Law and Venue. This Agreement shall be governed in all respects by the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, and the Parties agree that any litigation pertaining to this Agreement shall be exclusively adjudicated in a court located in Alameda, California.

7.2 Assistance of Counsel. The Parties acknowledge that they have read this Agreement, they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel, they understand the terms and consequences of this Agreement, they are fully aware of the legal and binding effect of this Agreement.

7.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Parties hereto and the closing of the transactions contemplated hereby.

7.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto, provided, however, that the rights of the Holder in connection with this Agreement shall not be assignable without the consent of the Company.

7.5 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Company and the Holder.

7.6 Specific Performance; Injunctive Relief. The Holder acknowledges that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Holder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

7.7 Expenses. The Company and the Holder shall each bear their own expenses incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

7.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

7.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

7.10 Entire Agreement. This Agreement and the agreements contemplated hereby set forth the entire understanding as the Parties hereto and supersede any prior and or written agreements and understandings with respect to the subject matter hereof.

7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Parties hereto, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, this Repurchase Agreement is hereby executed as of the date first above written.

“COMPANY”	INFORMED DECISIONS CORPORATION

a California corporation

	By:	/s/ Dan G. Peterson
	Print Name:	Dan G. Peterson
	Title:	President & CEO

“HOLDER”	CSWL, INC.

a California corporation

	By:	/s/ Sreedhar Santhosh
	Print Name:	Sreedhar Santhosh
	Title:	President & CEO

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, CSWL, Inc. (the “Holder”) sells, assigns, and transfers to Informed Decisions Corporation, a California corporation (the “Company”), 1,240 shares of Series A Preferred Stock of the Company registered in the name of the Holder on the Company’s books and represented by Stock Certificate No. A-1, and irrevocably constitutes and appoints Wilson Sonsini Goodrich & Rosati, as the Company’s transfer agent, to transfer such shares on the Company’s books with full power of substitution in the premises.

Dated: November     , 2009

“Holder”

CSWL, INC.

a California corporation

By:	/s/ Sreedhar Santhosh

Print Name:	Sreedhar Santhosh